Execution Copy

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Settlement Agreement" or "Agreement") is entered into effective as of (although not necessarily executed on) March 20, 2012 (the "Effective Date"), by and between the persons and entities identified in section 1.1, below, all of which are collectively referred to herein as the "Parties."

RECITALS

WHEREAS, the Parties entered into certain agreements and contemplated additional agreements and transactions more particularly described herein in section 1.2 hereof;

WHEREAS, disputes have arisen among the Parties and the Parties have elected not to proceed with any further transactions or agreements and have instead agreed to terminate their business relationships according to the terms set forth herein;

WHEREAS, the Parties desire to fully and finally settle and compromise all claims, matters, disputes and causes of action between and among them, except as expressly described herein, and to enter into certain promises and agreements between them; and

WHEREAS, to avoid any further cost, uncertainty and inconvenience related to such disputes, and to buy peace, the Parties have agreed to resolve their differences pursuant to the terms of this Agreement.

AGREEMENT

Therefore, in consideration of the mutual agreements and releases set forth in this Agreement, which are acknowledged to be sufficient, the Parties agree:

1. Definitions of the Parties and the Juventas/WMTI Agreements.

1.1 Parties. The Parties to this Agreement are:

Juventas, LLC ("Juventas")

BGM, Inc. ("BGM")

LB Technologies, Inc. ("LBT")

GO Investments ("GO")

Bryant Gaines ("Gaines")

Jeff Ott ("Ott")

Wound Management Technologies, Inc. ("WMTI")

Wound Care Innovations, LLC ("WCI")

HEB, LLC ("HEB")

BioPharma Management Technologies, Inc. ("BioPharma")

Resorbable Orthopedic Product, LLC ("Resorbable")

Scott Haire ("Haire")

Each of the foregoing are a "Party" and collective referred to herein as the "Parties". All references to any Party include his or its predecessors, successors, assigns, subsidiaries, affiliates, partners, insurers, estates, agents, servants, employees, receivers, administrators, directors, shareholders, officers, attorneys and legal representatives.

Juventas, BGM, LB, GO, Gaines and Ott are each a "Juventas Party" and collectively referred to as the "Juventas Parties".

WMTI, WCI, HEB, BioPharma, Resorbable and Haire are each a "WMTI Party" and collectively referred to as the "WMTI Parties".

1.2 Juventas/WMTI Agreements. This Agreement concerns the following agreements among the Juventas Parties and the WMTI Parties.

Letter of Intent ("LOI") dated November 23, 2011 between BGM, LBT, GO, WMTI, and WCI.

Management Services Agreement ("MSA") dated November 23, 2011 between WMTI and Juventas.

Distribution Agreement (together with Amendment No. 1 to Distribution Agreement, the "Distribution Agreement") dated March 8, 2011 as amended by Amendment No. 1 to Distribution Agreement dated November 23, 2011.

Inventory Agreement ("IA") dated November 23, 2011 between WCI and Juventas.

Note Purchase Agreement ("NPA") dated November 23, 2011 between WMTI, WCI, BioPharma, Resorbable and Juventas.

Convertible Secured Promissory Note ("Note") dated November 23, 2011 between WMTI, WCI, Biopharma, Resorbable and Juventas.

Guaranty Agreement ("Haire Guaranty") dated November 23, 2011 between Hair and Juventas.

Guaranty Agreement ("Haire/WMTI Guaranty") dated November 23, 2011 between Haire and WMTI.

Guaranty Agreement ("HEB Guaranty") dated November 23, 2011 between HEB and Juventas.

Guaranty Agreement ("HEB/WMTI Guaranty") dated November 23, 2011 between HEB and WMTI.

Security Agreement ("SA") dated November 23, 2011 between WMTI, WCI, Biopharma, Resorbable and Juventas.

The foregoing agreements defined in this section 1.2 are each a "Juventas/WMTI Agreement" and collectively referred to herein as the "Juventas/WMTI Agreements". Any agreement not listed above between the Parties is not considered a Juventas/WMTI Agreement.

2. Payment Provision - Note.

On or prior to March 27, 2012 (the "Note Payment Period"), the WMTI Parties shall pay or cause to be paid to Juventas the total amount of (a) $522,741.15 which represents all principal

and accrued interest under the Note as of the Effective Date plus (b) the sum of $20,000.00 (to repay an additional advance previously made by Juventas to cover payroll), less (c) $2,758.85 (which is the cash held by Juventas that is attributable to WMTI), by wire transfer to an account specified by Juventas in writing on or prior to the Effective Date (such total amount being referred to herein as the "**Total Note Payment Amount**").

3. Termination of Agreements; Other Agreements.

3.1 The Parties acknowledge and agree as follows:

(a) the MSA was terminated effective March 13, 2012;

(b) effective as of the Effective Date, the LOI, and Distribution Agreement will be deemed to be terminated and of no further force of effect;

(c) upon receipt of the consideration in Section 2 hereof, the Note, Haire Guaranty, Haire/WMTI Guaranty, HEB Guaranty, HEB/WMTI Guaranty, NPA and SA (collectively, the "Prior Loan Documents") will be deemed to be terminated and of no further force of effect; it being agreed and understood that any rights or obligations of the Parties under the Prior Loan Documents shall be deemed to be tolled during the Note Payment Period; and

(d) effective as of the Effective Date, the IA will be deemed to be terminated and of no further force of effect; provided, however, that Juventas shall store such inventory for WMTI until it is picked-up by WMTI or an agent of WMTI at the Juventas warehouse in Fort Worth (on or prior to April 12, 2012), which storage shall be at no cost to WMTI; it being agreed and understood that WMTI may pick-up portions of such inventory from time to time prior to April 12, 2012 to, among other things, fulfill orders. All inventory pick ups shall be made during ordinary business hours and upon delivery of twenty-four (24) hours notice (which need not be written).

3.2 Sub-Distributor Agreements.

(a) Juventas is a party to the Sub-Distributor Agreements listed on Exhibit B attached hereto (the "Sub-Distributor Agreements"). On or prior to March 23, 2012, if WMTI desires to assume any of the Sub-Distributor Agreements, then WMTI shall execute and deliver to Juventas an Assignment and Assumption Agreement, in substantially the form of Exhibit C attached hereto (the "Assignment Agreement"), completed to include the date thereof and identification on Exhibit A of the Assignment Agreement the Sub-Distributor Agreements being assumed by WMTI (the "Assigned Sub-Distributor Agreements").

(b) In the event that WMTI does not assume all of the Sub-Distributor Agreements pursuant to the Assignment Agreement, Juventas shall deliver written notice to the appropriate party terminating each non-assumed Sub-Distributor Agreement (each a, "Non-Assumed Sub-Distributor Agreement"). With respect to each Non-Assumed

Sub-Distributor Agreement, solely for the purposes of satisfying the obligations of Juventas in accordance with each Non-Assumed Sub-Distributor Agreement and only for the period commencing on March 23, 2012 and expiring on the date on which each such Non-Assumed Sub-Distributor Agreement is terminated in accordance with the terms thereof (the "Sub-Distributor Transition Period"), Juventas may order Product (as defined in the Distribution Agreement) in accordance with the terms of the Distribution Agreement, including, without limitation, upon the same purchase price and payment terms as set forth therein. During the Sub-Distributor Transition Period, with respect to any Non-Assumed Sub-Distributor Agreement, WMTI shall not grant any third party distribution rights with respect to the Powder in the applicable Territory (as defined in each applicable Non-Assumed Sub-Distributor Agreement).

3.3 The Parties agree that accounts receivables pertaining to the business of WMTI and WCI shall be divided as follows:

(a) All account receivables on the books of Juventas shall be the property of Juventas.

(b) All account receivables on the books of WMTI and WCI (including, without limitation, the account receivables listed in Exhibit D attached hereto), shall be the property of WMTI and WCI.

4. Inventory.

4.1 On Friday, March 9, 2012, a representative of WMTI inspected the inventory and confirmed that the units of Purchase Inventory on-hand is as set forth on **Exhibit A** attached hereto (the "Existing Units"). Juventas agrees to deliver all of the Existing Units to WMTI when picked-up by WMTI or an agent of WMTI pursuant to subpart (d) of Section 3.1 above.

4.2 In accordance with the IA, the purchase price for the repurchase of the Purchased Inventory (as defined in the IA) will be equal to the Existing Units multiplied by the applicable price in the IA, which is set forth in **Exhibit A**, and shall be paid on the Effective Date by wire transfer to an account specified by Juventas in writing on the Effective Date.

4.3 All Existing Units, including Powder and Non-Powder products, in the possession of Juventas will be made available for pick-up by WMTI or an agent of WMTI at the Juventas warehouse in Fort Worth, Texas.

4.4 WMTI shall accept all Existing Units on an AS-IS basis.

5. Powder Product.

5.1 Contemporaneously with the execution of this Agreement, WMTI has entered into a promissory note (the "Settlement Note") payable to Juventas in the amount of

$930,000.00, due and payable within sixty (60) days after the Effective Date, such amount being equal to: (i) $500,000 paid by Juventas to WMTI as consideration for the appointment of the exclusive distributor of the Powder Product pursuant to the Distribution Agreement and (ii) $430,000 representing amounts paid by Juventas in connection with the Distribution Agreement, including, without limitation, amounts paid for additional product and to Applied Nutritionals as royalties.

5.2 The powder product is currently held by the manufacturer for packaging. Juventas has paid all royalties with respect to such powder product. WMTI has already paid for the packaging. WMTI will be responsible for having the powder packaged into final products. Juventas has no further rights or obligations with respect to such product.

5.3 Contemporaneously with the execution of this Agreement, Haire has executed a guaranty (the "Settlement Note Guaranty") for payment of the Settlement Note and WMTI, BioPharma and Resorbable will enter into a security agreement (the "Settlement Security Agreement," and collectively with the Settlement Note and the Settlement Note Guaranty, the "Settlement Loan Documents")) granting Juventas a security interest in all of their assets to secure payment of the Settlement Note, as provided in the Settlement Security Agreement. Upon payment of the Settlement Note, Juventas will, at its own expense, immediately thereafter file any Form UCC-3's or other appropriate documents or instruments to release its security interest in the assets pledged as collateral under the Settlement Security Agreement.

6. Mutual Releases.

6.1 Each WMTI Party's Release of Every Juventas Party.

EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, EFFECTIVE AS OF THE EFFECTIVE DATE, EACH WMTI PARTY FULLY RELEASES AND FOREVER DISCHARGES WITH PREJUDICE EACH JUVENTAS PARTY FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, APPEALS, SUITS, RIGHTS, OBLIGATIONS, DAMAGES, LOSSES, CHARGES, DEBTS, LIABILITIES, AND DEMANDS WHATSOEVER, WHETHER FORESEEN OR UNFORESEEN, KNOWN OR UNKNOWN, DISCLOSED OR UNDISCLOSED, MATURED OR UNMATURED, IN LAW, EQUITY OR OTHERWISE, WHICH ANY WMTI PARTY HAS OR HAD THAT RELATE IN ANY WAY TO THE JUVENTAS/WMTI AGREEMENTS AND ANY AND ALL PRIOR DEALINGS BETWEEN THE PARTIES AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, OF ANY TYPE OR CHARACTER REGARDLESS OF CAUSE OR OF THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY JUVENTAS PARTY. THIS RELEASE DOES NOT INCLUDE THE OBLIGATIONS IMPOSED BY, AND RIGHTS UNDER, THIS AGREEMENT, THE PRIOR LOAN DOCUMENTS AND THE SETTLEMENT LOAN DOCUMENTS; PROVIDED; HOWEVER, THAT THIS RELEASE SHALL AUTOMATICALLY BE EFFECTIVE (I) WITH RESPECT TO THE OBLIGATIONS IMPOSED BY, AND RIGHTS UNDER, THE PRIOR LOAN DOCUMENTS FOLLOWING PAYMENT IN FULL OF THE TOTAL NOTE

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PAYMENT AMOUNT IN ACCORDANCE WITH SECTION 2 OF THIS AGREEMENT AND (II) WITH RESPECT TO THE OBLIGATIONS IMPOSED BY, AND RIGHTS UNDER, THE SETTLEMENT LOAN DOCUMENTS FOLLOWING PAYMENT IN FULL OF THE TOTAL AMOUNT PAYABLE PURSUANT TO THE SETTLEMENT NOTE.

6.2 Each Juventas Party's Release of Every WMTI Party.

EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, EFFECTIVE AS OF THE EFFECTIVE DATE, EACH JUVENTAS PARTY FULLY RELEASES AND FOREVER DISCHARGES WITH PREJUDICE EACH WMTI PARTY FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, APPEALS, SUITS, RIGHTS, OBLIGATIONS, DAMAGES, LOSSES, CHARGES, DEBTS, LIABILITIES, AND DEMANDS WHATSOEVER, WHETHER FORESEEN OR UNFORESEEN, KNOWN OR UNKNOWN, DISCLOSED OR UNDISCLOSED, MATURED OR UNMATURED, IN LAW, EQUITY OR OTHERWISE, WHICH ANY JUVENTAS PARTY HAS OR HAD THAT RELATE IN ANY WAY TO THE JUVENTAS/WMTI AGREEMENTS AND ANY AND ALL PRIOR DEALINGS BETWEEN THE PARTIES AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, OF ANY TYPE OR CHARACTER, REGARDLESS OF CAUSE OR OF THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY WMTI PARTY. THIS RELEASE DOES NOT INCLUDE THE OBLIGATIONS IMPOSED BY, AND RIGHTS UNDER, THIS AGREEMENT, THE PRIOR LOAN DOCUMENTS AND THE SETTLEMENT LOAN DOCUMENTS; PROVIDED; HOWEVER, THAT THIS RELEASE SHALL AUTOMATICALLY BE EFFECTIVE (I) WITH RESPECT TO THE OBLIGATIONS IMPOSED BY, AND RIGHTS UNDER, THE PRIOR LOAN DOCUMENTS FOLLOWING PAYMENT IN FULL OF THE TOTAL NOTE PAYMENT AMOUNT IN ACCORDANCE WITH SECTION 2 OF THIS AGREEMENT AND (II) WITH RESPECT TO THE OBLIGATIONS IMPOSED BY, AND RIGHTS UNDER, THE SETTLEMENT LOAN DOCUMENTS FOLLOWING PAYMENT IN FULL OF THE TOTAL AMOUNT PAYABLE PURSUANT TO THE SETTLEMENT NOTE.

7. INDEMNITY

EACH WMTI PARTY AGREES TO INDEMNIFY EACH JUVENTAS PARTY AND HOLD EACH JUVENTAS PARTY HARMLESS FROM ANY AND ALL CLAIMS, DEBT, LIABILITY, DEMAND, OBLIGATION, COST, EXPENSE, ACTION, CAUSE OR ACTION BASED ON OR ARISING OUT OF OR IN CONNECTION WITH, THE EXECUTION AND DELIVERY OF, OR PERFORMANCE OF ITS OBLIGATIONS UNDER, THIS AGREEMENT REGARDLESS OF CAUSE OR OF THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY JUVENTAS PARTY.

EACH JUVENTAS PARTY AGREES TO INDEMNIFY EACH WMTI PARTY AND HOLD EACH WMTI PARTY HARMLESS FROM ANY AND ALL CLAIMS, DEBT, LIABILITY, DEMAND, OBLIGATION, COST, EXPENSE, ACTION, CAUSE OR ACTION BASED ON OR ARISING OUT OF OR IN CONNECTION WITH, THE EXECUTION AND DELIVERY OF, OR PERFORMANCE OF ITS OBLIGATIONS UNDER, THIS AGREEMENT

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REGARDLESS OF CAUSE OR OF THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY WMTI PARTY.

8. Authority and Requisite Approvals.

Each Party represents and warrants with respect only to itself and none of the other Parties that (1) its authorized representative(s) has read and fully understands this Agreement, (2) all corporate, partner, member or other approvals necessary to authorize it to enter into this Agreement have been obtained, (3) it is duly authorized to fully and completely resolve all disputes between the Parties that are the subject of this Agreement and, (4) it is fully authorized to make this Agreement and, if applicable, to bind to the terms and conditions contained in this Agreement those persons and entities on whose behalf it purports to act, (5) the representative signing this Agreement on its behalf is duly authorized to execute this Agreement on its behalf in the capacity identified below, and (6) this Agreement is its binding and enforceable obligation.

9. Notices.

All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by nationally recognized, overnight courier, (c) mailed by certified mail (return receipt requested), with postage prepaid, or (d) sent by facsimile (followed by a copy sent by courier or certified mail) to the Parties at the following addresses:

If to the Juventas Parties:

1200 West Freeway
Fort Worth, Texas 76102
Attention: Bryant Gaines

With a copy to:

Wick Phillips Gould & Martin, LLP
2100 Ross Avenue, Suite 950
Dallas, Texas 75201
Attention: David Drez

If to the WMTI Parties:

Wound Management Technologies, Inc.
777 Main Street, Suite 3100
Fort Worth, Texas 76102
Attention: Scott A. Haire

With a copy to:
Jackson Walker, LLP
901 Main Street, Suite 6000
Dallas, Texas 75202
Attention: Richard F. Dahlson

10. Counterparts.

This Agreement may be signed in any number of counterparts or copies or on separate signature pages or by facsimile transmission, which when taken together shall be deemed to be an original for all purposes.

11. No Duty.

None of the Parties are relying upon a legal duty, even if one might exist, on the part of any other Party (or such other Party employees, agents, representatives, or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation; it is expressly understood and agreed that no lack of information on the part of another Party is a ground for challenging this Agreement.

12. Basis For Parties' Understanding Of The Agreement.

12.1 Each Party Relying on Own Judgment.

It is understood and agreed that the Parties hereto have carefully reviewed this Agreement, that they fully understand its terms, that they sought and obtained independent legal advice with respect to the negotiation and preparation of the Agreement, that this Agreement has been negotiated and prepared by the joint efforts of the respective attorneys for each of the Parties, and that the Parties have relied wholly upon their own judgment and knowledge (and the advice of their respective attorneys).

12.2 No Reliance on Representations or Assumed Facts.

THE PARTIES ALSO ACKNOWLEDGE THE CONTESTED NATURE OF THEIR UNDERLYING DISPUTES AND STIPULATE THAT IN EXECUTING THIS AGREEMENT THEY ARE NOT RELYING ON ANY REPRESENTATION BY ANY OTHER PARTY OR ITS/HIS AGENTS, REPRESENTATIVES OR ATTORNEYS, WITH REGARD TO (1) FACTS UNDERLYING THE DISPUTES, (2) THE SUBJECT MATTER OR EFFECT OF THIS AGREEMENT, AND (3) ANY OTHER FACTS OR ISSUES WHICH MIGHT BE DEEMED MATERIAL TO THE DECISION TO ENTER INTO THIS AGREEMENT, *OTHER THAN* AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

13. Section Numbers and Headings.

Section numbers and section titles have been set forth herein for convenience only, and they shall not be construed to limit or extend the meaning or interpretation of any part of this Agreement.

14. Governing Law.

This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Texas without regard to its conflict of law principles.

15. No Admission of Fault.

This Agreement, the monies paid and other consideration given by either Party under this Agreement shall *NOT* constitute an admission of fault, wrongdoing or liability.

16. Prevailing Party.

In the event of any dispute to construe or enforce any provision of this Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing Party may recover from the non-prevailing party reasonable attorney's fees and other costs incurred (in addition to all other amounts and relief to which such party may be entitled to recover).

17. No Strict Construction.

The language used in this Agreement is chosen jointly by the Parties to express their mutual intent and no rule of construction will be applied against any Party, including any rule of draftsmanship. The Parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against any of them. Except as expressly limited by this paragraph, all of the applicable rules of interpretation of contract shall govern the interpretation of any uncertainty or ambiguity. The term "including" as used in this Agreement is used to list items by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein.

18. Attorney's Fees, Expenses.

The Parties agree to pay their own attorney's fees and expenses incurred in relation to the Agreement.

19. Bankruptcy.

The Parties agree that the stipulations and settlement embodied in this Agreement shall be binding on the Parties even if one or more of them shall become Debtors in a bankruptcy proceeding. To the extent permitted by applicable law, this Agreement shall bind any trustee or

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representative appointed for a Debtor estate. Such binding effect is an integral part of this Agreement. The Juventas Parties and WMTI Parties agree that if any of the WMTI Parties should file for bankruptcy, then to the extent allowed by law (a) the Juventas Parties shall have an allowed claim against such WMTI Party in the amount of all consideration due such Party under this Agreement; and (b) such WMTI Party will not dispute that (i) this Agreement has been entered into in the ordinary course of business and (ii) all payments made to any of the Juventas Parties under this Agreement have been made in the ordinary course of business.

20. Default.

There shall occur a Default under this Agreement if:

20.1 Any representation or warranty of any Party contained in this Agreement is materially false in any respect;

20.2 any Party fails to perform any covenant of such Party contained in this Agreement;

20.3 Any Party's rights or benefits under this Agreement are nullified or materially impaired (including, without limitation, classification of the consideration paid to any Juventas Party hereunder or any of the rights of any Juventas Party set forth in Section 2, 4 or 5 hereof in connection with this Agreement as either a preference or a fraudulent conveyance) by the application of any bankruptcy or other debtor relief law now or hereafter in effect;

20.4 The consideration set forth in Sections 2, 4 and 5 and all subsections thereof is not received by Juventas in accordance with the terms hereof; or

20.5 Any Party fails to comply with terms of this Agreement.

21. Notice of Default and Right to Cure.

If and when a Party alleges that another Party is in default of this Agreement, that Party shall send a notice of default in accordance with the notice provision of this Agreement and the other Party shall have fifteen (15) days to cure such default.

22. Remedies upon Default.

If any Party defaults under this Agreement and fails to cure same within fifteen (15) days after notice is provided in accordance with this Agreement, the other Parties shall be entitled to, without being forced to elect remedies, exercise all rights and remedies allowed in equity and under the applicable law.

23. Forum Selection and Mandatory Venue.

The Parties acknowledge and agree that any and all disputes arising from or related to this Agreement, or the obligations contained herein, shall be brought only in Tarrant County, Texas.

24. Invalidity.

If any term or provision of this Agreement shall be determined to be unenforceable or invalid or illegal in any respect, the unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.

25. Non-Assignment of Claims.

The Parties hereby represent and warrant that they each are the only and lawful owner of any and all claims that were asserted or could have been asserted in the Lawsuit and that no portion of any claim being released pursuant to this Agreement has been assigned or conveyed to any other person, party or entity. The Parties further agree that the obligations imposed by this Agreement are not assignable.

26. Taxes.

The Parties understand and agree that none of the Parties or their attorneys have made any representations or warranties regarding the taxability or non-taxability of any of the consideration exchanged pursuant to this Agreement.

27. No Oral Modifications.

This Agreement may not be modified, amended or terminated orally. No modification, amendment or termination, or any waiver of any of the provisions of this Agreement, shall be binding unless same is in writing and signed by the person against whom such modification, amendment or waiver is sought to be enforced.

28. No Waiver.

The failure of any of the Parties to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part thereof or any right of any person thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other breach.

29. Execution of Necessary Documents.

The Parties further covenant and agree to execute any and all documents reasonably necessary to effectuate the provisions of this Agreement.

AGREED AND ACCEPTED on the Effective Date:

Juventas, LLC

By: J. W. Ott

Its: President

BGM, Inc.

By: Bryant W Gaines

Its: President

LB Technologies, Inc.

By: J. W. Ott

Its: President

GO Investments

By: Bryant W Gaines

Its: Partner

Bryant W Gaines

Bryant Gaines

J. W. Ott

Jeff Ott

Wound Management Technologies, Inc.

By:

Its: CEO

Wound Care Innovations, LLC

By:

Its: Manager

HEB, LLC

By:

Its: Manager

BioPharma Management Technologies, Inc.

By:

Its: CEO

Resorbable Orthopedic Product, LLC

By:

Its: CEO

Scott A. Haire, Individually

EXHIBIT A

List of Existing Inventory

Units	Description	Price	Aggregate Price
112 cases	CellerateRX Active Collagen Round Gel (200 28.4 gram tubes per case)	$5,068.00/case	$567,616.00
103	CellerateRX Active Collagen Wound Gel (28.4 grams per tube)	$25.35/tube	$2,611.05
			Total - $570,227.05

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EXHIBIT B

List of Sub-Distributor Agreements

1. Sub-distributor Agreement by and between, Juventas, LLC and Biomet Jones & Associates, dated September 8, 2011.
2. Sub-distributor Agreement by and between, Juventas, LLC and Biomet Mid-Ohio Inc., dated September 27, 2011.
3. Sub-distributor Agreement by and between, Juventas, LLC and Biomet Osteo Systems, Inc., dated August 24, 2011.
4. Sub-distributor Agreement by and between, Juventas, LLC and Biomet South Texas, dated September 12, 2011.
5. Sub-distributor Agreement by and between, Juventas, LLC and Biomet Stephan, dated September 29, 2011.
6. Sub-distributor Agreement by and between, Juventas, LLC and Bruno Bisceglia., dated February 3, 2012.
7. Sub-distributor Agreement by and between, Juventas, LLC and Carter Orthopedics Inc., dated December 7, 2011.
8. Sub-distributor Agreement by and between, Juventas, LLC and Grover Medical & Associates LLC, dated September 8, 2011.
9. Sub-distributor Agreement by and between, Juventas, LLC and Highland Surgical ENT. LLC, dated September 15, 2011.
10. Sub-distributor Agreement by and between, Juventas, LLC and J & S and Associates Inc., dated September 12, 2011.
11. Sub-distributor Agreement by and between, Juventas, LLC and J Snyder & Associates Inc., dated September 7, 2011.
12. Finders Fee Agreement by and between, Juventas, LLC and Mac D Medical, Inc., dated September 27, 2011.
13. Sub-distributor Agreement by and between, Juventas, LLC and Marquis Orthopedic Inc., dated August 17, 2011.
14. Sub-distributor Agreement by and between, Juventas, LLC and MedAlliance, LLP dated December 30, 2011.

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15. Sub-distributor Agreement by and between, Juventas, LLC and Medtech of Georgia Inc., dated November 1, 2011.

16. Sub-distributor Agreement by and between, Juventas, LLC and Melissa Samaniego, dated January 20, 2012.

17. Sub-distributor Agreement by and between, Juventas, LLC and OrthoBiologic Distributing, Inc., dated September 26, 2011.

18. Sub-distributor Agreement by and between, Juventas, LLC and Orthopedic Specialties, dated September 15, 2011.

19. Sub-distributor Agreement by and between, Juventas, LLC and Precision, Inc., dated September 14, 2011.

20. Sub-distributor Agreement by and between, Juventas, LLC and Riccione Orthopedics, Inc., dated September 15, 2011.

21. Sub-distributor Agreement by and between, Juventas, LLC and Rohlf Medical Inc., dated September 9, 2011.

22. Sub-distributor Agreement by and between, Juventas, LLC and South Texas Omni Medical Products Inc., dated September 2, 2011.

23. Sub-distributor Agreement by and between, Juventas, LLC and Sommita Medical LLC, dated February 1, 2012.

24. Sub-distributor Agreement by and between, Juventas, LLC and Surgical Innovations, Inc., dated October 6, 2011.

25. Sub-distributor Agreement by and between, Juventas, LLC and Synergy Orthopaedic System, Inc., dated August 1, 2011.

26. Sub-distributor Agreement by and between, Juventas, LLC and Tolo Surgical, Inc., dated February 7, 2012.

27. Non-Disclosure Agreement by and between, Juventas, LLC and Johnathan Tave, Tri State Biologics., dated November 29, 2011.

28. Sub-distributor Agreement by and between, Juventas, LLC and Bonafide Orthopedic, Inc., dated September 12, 2011.

29. Sub-distributor Agreement by and between, Juventas, LLC and Mid Atlantic Medical, LLC, dated August 16, 2011.

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30. Sub-distributor Agreement by and between, Juventas, LLC and Minvatech Hawaii, LLC, dated January 18, 2012.

EXHIBIT C

Form of Assignment and Assumption Agreement

[See attached document]

EXHIBIT D

List of specific Account Receivables of WMTI and WCI

[See attached document]

3/19/12 at 12:28:24.61

Wound Care Innovations, LLC
Aged Receivables
As of Mar 19, 2012
Filter Criteria includes: 1) Includes Drop Shipments. Report order is by ID. Report is printed in Summary Format.

Customer ID Customer	0-30	31-60	61-90	Over 90	Amount Due
A39000 American Medical		1,461.24			1,461.24
A42005 Ankle + Foot Cent			21.44	51.88	73.32
B15000-L Better Living Now			303.12	135.72	438.84
B75001-WA Byram Healthcar		199.08		891.00	1,090.08
F36000 Florida Hospital				-879.04	-879.04
G45002 Golden Living	9,165.56				9,165.56
G54000 Gritman Home He				244.25	244.25
G63000 Gulf South Medic		389.16			389.16
H00001-L HCA Hospital Cor	235.00				235.00
H03003 Harris Methodist	366.00				366.00
H45001 HomeCare Ameri	3,186.00	729.48	369.24	314.24	4,598.96
J63000 Juventas LLC			837.60		837.60
K03000-L Kaiser Foundation	389.00			-1,488.00	-1,099.00
L27000 Liberator Medical			245.08		245.08
M09000 McKesson Drug	3,778.95				3,778.95
M09001 McKesson Medica	5,340.96			755.44	6,096.40
M15003 Mercy Surgical D	389.16				389.16
M15006 Medical Supply	16.91				16.91
M15007 Medi Health Care		389.16			389.16

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3/19/12 at 12:28:24.63

Wound Care Innovations, LLC
Aged Receivables
As of Mar 19, 2012

Filter Criteria includes: 1) includes Drop Shipments. Report order is by ID. Report is printed in Summary Format.

Customer ID Customer	0-30	31-60	61-90	Over 90	Amount Due
M15012 Med Ex	1,138.00				1,138.00
M63000 Mulberry Pharma	144.75			-371.00	-226.25
N03001 National Rehab E	1,593.00				1,593.00
N03003 Nason Hospital	122.00				122.00
O39002 Omnicare of Scra		2,067.24			2,067.24
P54007 Preferred Medic	2,679.12				2,679.12
P54015 Presbytarian Hos	248.90	-5.20			243.70
Q63001-L Quick Medical			40.68	387.47	428.15
R03001-L Ramat Medical				10,982.0	10,982.04
R21001-L RGH Enterprises I	113.04	369.24			482.28
S03008 San Juan Regiona	479.00				479.00
S03014 Saint Marys Hosp	195.19				195.19
S60003 Star Valley Medi	556.50				556.50
T54001 Tri State Memoria	2,957.50				2,957.50
T69000 TwinMed Medical	325.80				325.80
W03000 Wasems Home M	778.32				778.32
W15007 WellDyneRx, LLC	30,923.00				30,923.00
Report Total	**65,121.66**	**5,599.40**	**1,817.16**	**11,024.0**	**83,562.22**

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